Exhibit 7.01

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agree to the joint filing on behalf of each of them as members of the Technical Committee (as defined in Schedule 13D/A to which this agreement is attached) of a statement on Schedule 13D/A (including amendments thereto) with respect to the  Common Shares (including the Common Shares underlying the ADSs) of Desarrolladora Homex, S.A.B. de C.V. and further agree that this agreement be included as an exhibit to such filing.  Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement.  Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 10th day of October, 2008.

/s/ Eustaquio Tomas de Nicolas Gutierrez
Eustaquio Tomas de Nicolas Gutierrez
Member of Technical Committee

/s/ Jose Ignacio de Nicolas Gutierrez
Jose Ignacio de Nicolas Gutierrez
Member of Technical Committee

/s/ Gerardo de Nicolas Gutierrez
Gerardo de Nicolas Gutierrez
Member of Technical Committee

/s/ Julian de Nicolas Gutierrez
Julian de Nicolas Gutierrez
Member of Technical Committee

/s/ Juan Carlos Torres Cisneros
Juan Carlos Torres Cisneros
Member of Technical Committee